UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)

March 29, 2008

SECURUS TECHNOLOGIES, INC.

(Exact name of Registrant as specified in charter)

Delaware	333-124962	20-0673095
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

14651 Dallas Parkway, Suite 600

Dallas, Texas 75254-8815

(Address of principal executive offices)

(972) 277-0300

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 29, 2008, Brian Schwartz notified Securus Technologies, Inc. (the “Company”) of his decision to resign from its and its subsidiaries boards of directors, effective March 29, 2008. In addition, Mr. Rob Wolfson and Ms. Carlyn Taylor were elected to the Company’s and its subsidiaries boards of directors, effective as of April 1, 2008.

Mr. Wolfson is a Principal at H.I.G. Capital, a private equity investment firm that is an affiliate of the Company’s majority stockholder, H.I.G. T-Netix, Inc. Mr. Wolfson has more than 10 years of investment, financial services, and senior deal leadership experience across many industries, most notably telecommunications, healthcare and business services. Prior to joining H.I.G. Capital, he was Vice President of Business Development for IPWireless, a wireless infrastructure start-up purchased by Nextwave Wireless. Mr. Wolfson began his career in mergers and acquisitions as a consultant with LEK Consulting, a leading worldwide strategy consulting firm where he worked with Fortune 500 companies, private equity firms and private equity portfolio companies. Mr. Wolfson earned his M.B.A. from Harvard Business School and his B.S. Cum Laude with honors from Northwestern University.

Ms. Taylor is a Senior Managing Director at FTI Consulting (“FTI”), an international financial consulting firm. Ms. Taylor is the national leader of the Communications & Media practice of FTI and is the Chief Executive Officer of FTI Capital Advisors, an investment banking subsidiary of FTI. Ms. Taylor has led more than 300 engagements in the industry involving transaction advisory and due diligence, turnaround and performance improvement, bankruptcy and restructuring advisory, mergers and acquisitions, and strategy/business consulting. Ms. Taylor joined FTI with FTI’s acquisition of PricewaterhouseCoopers’s financial restructuring practice in September 2002. During her 12 years at PricewaterhouseCoopers, Carlyn founded and led the Telecommunication Industry Practice within the Financial Advisory Services group. She also spent three years as a part-time professor of accounting at the University of Southern California during her time at PricewaterhouseCoopers. Ms. Taylor holds an M.A. and a B.S. in economics from the University of Southern California, where she graduated as the university’s valedictorian.

The Company has engaged FTI to perform certain financial and business consulting services. Pursuant to its agreement with the Company, FTI receives a fee of between $15,000 and $40,000 per month depending on the number of consulting hours it provides to the Company. Additionally, FTI is eligible to receive up to a two percent equity interest in the Company if the Company achieves certain performance goals.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

April 1, 2008	SECURUS TECHNOLOGIES, INC.
(Registrant)

/s/ Dennis Reinhold
Dennis Reinhold,
Vice President, General Counsel and Secretary

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